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
                                                                                            Exhibit 12.1


                                               CHAMPION ENTERPRISES, INC.
                                           Ratio of Income to Fixed Charges

                                                                                                     26 weeks
                                         1994      1995      1996       1997      1998       1999    2Q 00 YTD
                                         ----      ----      ----       ----      ----       ----    ---------

Pre tax income from cont ops            66,908    91,975    91,925    117,371    156,798    82,042     7,523

Add back equity method losses                                                                   57       504

                                    ------------------------------------------------------------------------
Adjusted pre tax income                 66,908    91,975    91,925    117,371    156,798    82,099     8,027
                                    ------------------------------------------------------------------------

Interest expense
    Per f/s                              1,285     2,668     2,174      1,198     15,833    28,370    14,961
    Rental component                       800       967     1,100        100      2,100     3,742     2,049
Financing costs                                                                      832     1,305       841

                                    ------------------------------------------------------------------------
Total fixed charges                      2,085     3,635     3,274      1,298     18,765    33,417    17,851

                                    ------------------------------------------------------------------------
Adjusted income plus fixed charges      68,993    95,610    95,199    118,669    175,563   115,459    25,374
                                    ========================================================================


Ratio                                     33.1      26.3      29.1       91.4        9.4       3.5       1.4
                                    ========================================================================


Rental expense
    Redman per f/s                       2,100     2,600     3,000          -          -
    CEI corp & regional offices            300       300       300        300        400       626       347
    Retail                                   -         -         -          -      5,900    10,600     5,800

                                    ------------------------------------------------------------------------
Total rent expense                       2,400     2,900     3,300        300      6,300    11,226     6,147
                                    ========================================================================

Interest component at 1/3                  800       967     1,100        100      2,100     3,742     2,049
                                    ========================================================================




                                               CHAMPION ENTERPRISES, INC.
                                           Ratio of Income to Fixed Charges


                                                                                                     26 weeks
                                         1994      1995      1996       1997      1998       1999    2Q 00 YTD
                                         ----      ----      ----       ----      ----       ----    ---------

1994 interest
    Per f/s                              1389
    Less CMC                             -104
                                    ---------
    Continuing ops                       1285
                                    =========


Debt costs
    Revolver amortization, LOC
       fees, facility fee, agent
       fee,  amendment costs                                                       832      1,142       692
    Senior notes amortization                                                                 134       105
    IRBs amortization                                                                          29        44

                                                                                 ----------------------------
                                                                                     832     1,305      841
                                                                                 ============================

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